EXHIBIT 16.1

1500 Gateway Boulevard, Suite 202 ● Boynton Beach, FL 33426

432 Park Avenue South, 10 Floor ● New York, NY 10016

Telephone: (561) 752-1721 ● Fax: (561) 734-8562

June 7, 2013

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

RE:	Inception Mining, Inc. (f/k/a Gold American Mining Corp)

File Ref. No. 333-147056

We have read the statements of Inception Mining, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated June 7, 2013 and agree with such statements as they pertain to our firm.

Regards,

/s/ Liggett, Vogt & Webb, P.A.
LIGGETT, VOGT & WEBB, P.A.
Certified Public Accountants